SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM SB-2/A
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
              (Amendment No. STRIKEOUT 2 REPLACED WITH 3)
-------------------------------------------------------------------------------

                       CROSS GENETIC TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
                (Name of small business issuer in its charter)


          Virginia                          541511                        54-203-0708
----------------------------------------------------------------------------------------------
   (State of Incorporation)      (Primary Standard Industrial     (IRS Employer I.D. Number)
                                   Classification Number)


      11921 Freedom Drive, Suite 550, Reston, VA  20190  (703) 925-5912
-------------------------------------------------------------------------------
        (Address and telephone number of principal executive offices)

              11921 Freedom Drive, Suite 550, Reston, VA  20190
              -------------------------------------------------
                   (Address of principal place of business)

          McSweeney & Crump, P.C., 11 South 12th Street, 5th Floor,
                     Richmond, VA  23219, (804) 783-6800
-------------------------------------------------------------------------------
          (Name, address and telephone number of agent for service)



    Approximate date of proposed commencement of sale to the public: From time to time after the Registration Statement becomes effective.


                       CALCULATION OF REGISTRATION FEE

===============================================================================

Title of each class of       Amount of shares    Proposed maximum         Proposed maximum              Amount of
securities to be registered  to be registered    offer price per unit     aggregate offering price      registration fee
Common stock                    11,008,000               $0.05                    $550,400                 $137.60

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     CROSS GENETIC TECHNOLOGIES, INC.
                            a Virginia Corporation
               11,008,000 STRIKEOUT Shares REPLACED WITH shares
     STRIKEOUT Common Stock REPLACED WITH common stock, no par value

-------------------------------------------------------------------------------

    CROSS GENETIC Technologies, Inc. STRIKEOUT ("The Company") REPLACED WITH "Cross Genetic") is hereby registering the resale by shareholders of 11,008,000 shares of its common stock that have been issued and are outstanding to date.

    STRIKEOUT These shares of common stock are being offered by Cross
Genetic's parent company and fifty seven individual or corporate shareholders. We issued shares to the parent company in exchange for the payment of start up expenses. We issued shares to the other corporate and individual shareholders in an exempt private placement that ended on June 30, 2001.
    REPLACED WITH The selling shareholders may sell the shares covered by this Prospectus in ordinary brokerage transactions, in negotiated transactions or otherwise, at prevailing market prices at the time of sale or at negotiated prices, and may engage a broker or a dealer to sell the shares. This offering will close 90 days after the registration statement is declared effective by the Securities and Exchange Commission ("SEC"). STRIKEOUT For additional information, you should refer to the Plan of Distribution section of this Prospectus. REPLACED WITH Any or all of the selling shareholders may be deemed to be underwriters within the meaning of the Securities Act in connection with the sale of its shares. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares.

     STRIKEOUT Company's development of its software, and for working capital and other general corporate purposes. Investors who purchase shares of this offering should only do so for long term investment purpose and must bear the risk of loss from this investment.

     REPLACED WITH There is no public market for our common stock and we can give no assurance that a market will develop.



                 THIS PROSPECTUS IS DATED SEPTEMBER 27, 2001

STRIKEOUT
                                                 Proceeds
                             Offering            to
                             Price               Company (1)(2)
REPLACED WITH                                                  Proceeds
                             Offering            to
                             Price               Cross Genetic

         Per Share           $0.05               $0.00
         Total               $550,400            $0.00

STRIKEOUT (1) The Shares are being offered on a best efforts basis. For more information regarding the costs and expenses associated with this offering, see the "Plan of Distribution"
(2)Before deducting estimated offering expenses, payable to the Company.

These securities are speculative and investing in these securities common stock involves a high degree of risk. You should consider carefully the risk factors beginning on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                             Table of Contents

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     No operating history or experience. . . . . . . . . . . . . . . . . 2
     May not successfully compete. . . . . . . . . . . . . . . . . . . . 2
     Have no technology. . . . . . . . . . . . . . . . . . . . . . . . . 3
     No agreements with partners. . . . . . . . . . . . . . . . . . . . .3
     Limited financial resources. . . . . . . . . . . . . . . . . . . . .3
     No qualified employees. . . . . . . . . . . . . . . . . . . . . . . 3
     "Penny stock" risk. . . . . . . . . . . . . . . . . . . . . . . . . 4
Determination of offering price. . . . . . . . . . . . . . . . . . . . . 4
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . .4
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Directors, Officers, and Key Personnel of the Company. . . . . . . . . . 5
Security Ownership of Certain Beneficial Owners. . . . . . . . . . . . . . .5
Security Ownership of Management. . . . . . . . . . . . . . . . . . . . .6
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . 6
STRIKEOUT DESCRIPTION OF BUSINESS REPLACED WITH Disclosure of Commission
Position on Indemnification for Securities Act Liabilities. . . . . . . .6
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . 7
      Industry. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
      Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      Current Status of the Company. . . . . . . . . . . . . . . . . . . 9
Plan of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Description of Property. . . . . . . . . . . . . . . . . . . . . . . . .12
Certain Relations and Related Transactions. . . . . . . . . . . . . . . 12
Market for Common Equity and Related Stockholder Matters. . . . . . . . 12
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . 12
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .13
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosures . . . . . . . . . . . . . . . . . .25
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
Item 24 -- Indemnification of Directors and Officers. . . . . . . . . . 25
Item 25 -- Other expenses of issuance and distribution. . . . . . . . . 26
Item 26 -- Recent sales of unregistered securities. . . . . . . . . . . 26
Item 27 -- Exhibits. . . . . . . . . . . . . . . . . . . . . . . .  . . 26
Item 28 -- Undertakings. . . . . . . . . . . . . . . . . . .  . . . . . 26
Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

 STRIKEOUT PROSPECTUS SUMMARY REPLACED WITH Prospectus Summary
     The following is summary financial information of Cross Genetic Technologies and summary information for the proposed offering.

                       Cross Genetic Technologies, Inc.
                       --------------------------------
                       As of May 31, 2001 balance sheet


                   Assets                        $150,821
                   Liabilities                   $    500
                   Total Stockholder's Equity    $150,321

    The offering being registered by Cross Genetic consists of the resale of its stock by its current shareholders. The shares of common stock are being offered by Cross Genetic's parent company and fifty-seven individual or corporate shareholders. We issued shares to the parent company in exchange for the payment of start-up expenses. We issued the shares to the remaining corporate and individual shareholders in an exempt private placement.
STRIKEOUT Our fifty eight current shareholders purchased their shares in exempt private placement transactions. REPLACED WITH Cross Genetic will not receive any funds as a consequence of this offering.


                                        Offering
                                        --------


                                                 Proceeds
                             Offering            to
                             Price               Cross Genetic

              Per Share      $0.05               $0.00
              Total          $550,400            $0.00

     Cross Genetic currently has $150,400 in funds that it raised from an offering of its common stock in a private placement that commenced on February 26, 2001 and terminated on June 30, 2001. STRIKEOUT The Company REPLACED WITH The expenses involved in the offering and this registration are approximately $25,737.60, STRIKEOUT, and are set forth below in the table. REPLACED WITH which will be paid by the Company.
                             Expenses of Offering
                             --------------------

    Registration Fee                                          $     137.60
    Estimated Printing Expenses                               $     600.00
    Estimated Legal Fees and Expenses                         $  20,000.00
    Estimated Accounting Fees and Expenses                    $   2,500.00
    Estimated Blue Sky Fees and Expenses                      $       0.00
    Estimated Transfer Agent Fees and Expenses                $   1,500.00
    Estimated Misc.                                           $   1,000.00
    Total                                                     $  25,737.60

  STRIKEOUT THE COMPANY REPLACED WITH Cross Genetic Technologies, Inc.

Cross Genetic Technologies, Inc. STRIKEOUT ("the Company") REPLACED WITH ("Cross Genetic") is a developmental stage biotechnology software company with its headquarters located in Reston, Virginia. Our principal office is located at 11921 Freedom Drive, Suite 550, Reston, Virginia 20190 and its telephone number is (703) 925-5912. REPLACED WITH We Currently have assets of $150,400 representing the funds raised from our private placement offering. REPLACED WITH Cross Genetic raised $150,400 in an exempt private placement offering, where it offered 3,008,000 shares at a price of $0.05/share. Fifty-seven investors purchased shares in the fully subscribed offering. STRIKEOUT The Company REPLACED WITH We intend to develop software and other computer products incorporating recent genomic discoveries to assist medical researchers in identifying gene targets for the development of novel therapeutic, vaccine and diagnostic products. Cross Genetic intends to file for a listing on the OTC bulletin board.

           STRIKEOUT RISK FACTORS REPLACED WITH Risk Factors

     STRIKEOUT Except for historical information, the information in this prospectus contains forward looking statements about our expected future business and performance. These forward looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as "anticipate", "expects", 'intends", "plans", "believes", "seek", and "estimates", and variations of these words and similar expressions are intended to identify forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those express, implied or forecasted in the forward looking statements. In addition, the forward looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect our management's view only as of the date of this prospectus.
    STRIKEOUT The securities offered hereby are speculative in nature and involve a high degree of risk. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, prospective investors should consider carefully the following risk factors in evaluating Cross Genetic, our business prospects and an investment in our shares of common stock.

    I. Because Cross Genetic has no STRIKEOUT Operating History. The Company REPLACED WITH operating history or experience in the biotechnology software industry, we cannot assure you that we will be profitable.

      Cross Genetic has no operating history by which investors can evaluate its business and prospects.  STRIKEOUT The Company REPLACED WITH We
were incorporated in February 2001.   We plan to produce database software
utilizing the raw data of the human genome. This business model is new and unproven. Cross Genetic has no experience in this industry and cannot assure investors that its business will be profitable .

    II. Because we are a small development stage company, we may not compete successfully with larger pharmaceutical, biotechnology, and software companies that may develop similar products. These potential competitors may render our products obsolete or uneconomical, thereby adversely impacting the Company's profitability.

    Although Cross Genetic is unaware of any software products in development similar to STRIKEOUT The Company's, the Company REPLACED WITH Cross Genetic's, the company will face competition. This competition may come from other bio - software firms, or from potential client firms due to in-house software development. These potential competitors of STRIKEOUT the Company REPLACED WITH Cross Genetic include pharmaceutical and biotechnology companies both in the United States and abroad. These competitors have more funding than us. Universities and other non-profit research institutions and United States and foreign government-sponsored entities are conducting significant research to identify and sequence genes. Any of these organizations may realize the value of a bio-software product and opt to develop it in-house instead of outsourcing. STRIKEOUT The Company REPLACED WITH Cross Genetic expects competition may increase in the foreseeable future, which may or may not impact the profitability of the STRIKEOUT Company REPLACED WITH company. Competitors may be developing technologies or products that may be similar or superior to ours. These competitors may have a better ability to market their products. The products developed by others may render the software products which STRIKEOUT the Company REPLACED WITH Cross Genetic develops obsolete or uneconomical or result in products superior to ours. We cannot guarantee that STRIKEOUT the Company REPLACED WITH our products will be preferred to any existing or newly developed bio-software.

    III. We currently have no technology and may not develop STRIKEOUT an REPLACED WITH effective and commercial genomic database STRIKEOUT Technology. The Company's REPLACED WITH technology. Failure to adequately develop this technology may result in the Company's inability to generate revenue.

    Cross Genetic's strategy of developing software to manage gene-
sequencing data is unproven. Cross Genetic has not yet developed the software and may never develop software that is effective and commercially viable.
There can be no assurance that STRIKEOUT the Company's REPLACED WITH our approach to data-basing genomic data will assist clients in identifying specific genes that cause or predispose individuals to the diseases that are the targets of its gene discovery programs. If we are unable to develop a viable product, we may be unable to generate revenue or stay in business. Even if STRIKEOUT the Company REPLACED WITH Cross Genetic is successful in developing a working database model to help identify specific human disease genes or sequencing the genomes of pathogens, there can be no assurance that these gene discoveries will lead to the development of commercial products.
                                       2


    IV. We have no agreements with partners and may not be able to enter any agreements or licensing arrangements. STRIKEOUT Upon Collaborative Partners. The Company's REPLACED WITH Failure to adequately establish necessary agreements may result in our inability to profitably develop our software and sustain operations.

    At the present time, Cross Genetic has no agreements with other companies or organizations. Cross Genetic's strategy for development and commercialization of genome data software depends on the formation of various strategic collaborations and licensing arrangements with pharmaceutical and biotechnology development partners. STRIKEOUT The Company REPLACED WITH We may not be able to establish necessary strategic collaborations or licensing arrangements. STRIKEOUT The Company REPLACED WITH such arrangements or licenses may not be on terms favorable to STRIKEOUT the Company REPLACED WITH us and future strategic collaborations or licensing arrangements may not ultimately be successful. There can be no assurance that future collaborators will not pursue alternative technologies, or develop alternative products either on their own or in collaboration with others, including STRIKEOUT the Company's REPLACED WITH Cross Genetic's competitors, as a means for developing similar software.

    V. Larger DNA fragments necessary to operate our database may be patented. Failure to obtain adequate licensing arrangements with the patent holder(s) may result in our inability to develop our biotechnology software and generate revenue.

    It has yet to be determined whether users of larger DNA fragments containing patented material will require licenses for use. These issues impact a relatively tiny fraction of genetic research and often apply to artificially engineered bacteria genes, which do not occur in nature. If future development of the genomic database were to require patented DNA data, we would be required to obtain a licensing arrangement from the patent holder. There can be assurance that the patent holder will be willing to license the data to Cross Genetic, or that it any such arrangements or licenses will be on favorable terms.

    VI. Because we have limited STRIKEOUT Financial Resources and Need For Additional Financing REPLACED WITH financial resources, we will likely need additional financing within the next eighteen months. If capital is unavailable, Cross Genetic will not be able to sustain its operations or provide any return on investment.

    If we are unable to raise sufficient capital, we will not be able to sustain our operations. Other than the proceeds of our private placement offering and possible future revenues from sale of STRIKEOUT The Company's REPLACED WITH Cross Genetic's software, STRIKEOUT the Company REPLACED WITH we do not, at this time and may not in the future, have any additional sources of funds from which to pay the costs of our proposed operations. We do not expect any revenue in the next year while we are developing our software products. Although STRIKEOUT the Company REPLACED WITH we believe that the funds raised in our private placement offering will be sufficient for the next eighteen months, the conduct of the STRIKEOUT Company's REPLACED WITH company's business will require additional funds. STRIKEOUT The Company REPLACED WITH Cross Genetic expects capital and operating expenditures to increase over the next several years as it increases its research and development activities. STRIKEOUT the Company REPLACED WITH We may seek additional funds through public or private equity or debt offerings or additional strategic collaborations and licensing arrangements. We cannot assure you that capital from private and public offerings will be available or, if available, can be obtained on terms advantageous to STRIKEOUT the Company. If the Company REPLACED WITH Cross Genetic.

    VII. Until we hire an experienced management team, we may be unable to sustain our business operations and establish a profitable company.

    Cross Genetic has one officer, and he has no management experience in the technology software industry. Until we locate, select and hire an experienced management team, we will be unable to achieve our business goals. We need a senior management team, no members of which are currently identified. Our inability to successfully hire and retain an experienced management team could prevent us from establishing a financially profitable company.

     STRIKEOUT U REPLACED WITH VIII. Until we hire qualified technical personnel, STRIKEOUT employees, REPLACED WITH we STRIKEOUT may REPLACED WITH will be unable to STRIKEOUT achieve our business goals. Key Personnel. The Company REPLACED WITH adequately develop our biotechnology software and product line, which would result in our inability to generate revenue.

    Cross Genetic has one employee, and he has no experience in creating bio -technology software. Until we locate, select and hire STRIKEOUT an experienced management STRIKEOUT an experienced management team and REPLACED WITH technical employees STRIKEOUT we will be unable to achieve our business goals. REPLACED WITH , we will be unable to further develop our product line. We need STRIKEOUT a senior management and REPLACED WITH key scientific and technical personnel, none of whom are currently identified. STRIKEOUT The Company's REPLACED WITH Our inability STRIKEOUT the Company REPLACED WITH to successfully hire, train and retain STRIKEOUT an experienced management team REPLACED WITH and technical personnel could prevent us from developing our primary line of products and establishing a profitable company.

    IX. Because Cross Genetic's stock is a "penny stock," investors will be exposed to the risk of illiquidity, which may result in an inability to actively trade the shares or recover their investment.

    Cross Genetic's stock will fall under the definition of a "penny stock" and thus trading the stock can be more difficult than trading other securities. Investors may be unable to actively trade their shares of Cross Genetic or to recover their investment in the company. A "penny stock" is any stock that trades at a price below $5 that is not on a national exchange. Broker-dealers are required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving "penny stocks." These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving our common stock.

    IX. There is currently no public trading market for Cross Genetic's stock and we can give no assurance that a market will develop.

                      Determination of Offering Price

    Prior to this offering, there has been no market for our securities. Accordingly, the offering price for the shares has been determined solely by Cross Genetic. The registrant has determined the offering price to be the par value of $.05 per share. STRIKEOUT Accordingly, the offering price for the shares was determined solely by Cross Genetic. REPLACED WITH Among the factors considered in pricing the offering at par value STRIKEOUT determining the offering price REPLACED WITH were our current financial condition, our future prospects, our management's background, and the general condition of the equity securities market.


     STRIKEOUT PLAN OF DISTRIBTUION REPLACED WITH Plan of Distribution

	Cross Genetic intends to pay for the expenses involved in the offering and this registration, which are approximately $25,737.60, and are set forth below in the table:

                           Expenses of Offering
                              --------------------

         Registration Fee                                  $     137.60
         Estimated Printing Expenses                       $     600.00
         Estimated Legal Fees and Expenses                 $  20,000.00
         Estimated Accounting Fees and Expenses            $   2,500.00
         Estimated Blue Sky Fees and Expenses              $       0.00
         Estimated Transfer Agent Fees and Expenses        $   1,500.00
         Estimated Misc.                                   $   1,000.00

         Total                                             $  25,737.60

    The shares of common stock are being offered by the selling shareholders, and we will not receive any proceeds from the offering. Cross Genetic knows of no existing arrangements between the selling shareholders and any other shareholders, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock. Once the offering of the shares is declared effective by the SEC, Cross Genetic intends to obtain a market maker for the shares and file for a listing on the OTC Bulletin Board. Once the stock is listed, the shareholders will be able to resell their shares in the market in normal brokerage transactions. Cross Genetic knows of no existing arrangements between the selling shareholders and any other shareholders, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

    The selling shareholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act and rules and regulations which may limit the timing of purchases and sales of any of the common stock by the selling shareholders or any other such persons. This may affect the marketability of the common stock. We will pay substantially all STRIKEOUT OF THE REPLACED WITH expenses incidental to the registration, offering and sale of the common stock to the public, other than any commissions or discounts of underwriters, broker-dealers or agents.

    Since Cross Genetic's stock will fall under the definition of a "penny stock," we have the obligation to disclose the following:

         Brokers and dealers who effect transactions in Cross Genetic stock with or for the account of a customer are obligated to first disclose to that customer several items. They must disclose the inside bid quotation, the inside offer quotation for the stock, the aggregate amount of any compensation received by such broker or dealer in connection with the transaction, the aggregate amount of cash compensation that any associated person of the broker or dealer has received or will receive from any source in connection with the transaction. Additionally, brokers and dealers who effect a sale of a penny stock on the last trading day of the month must give customers a written statement with respect to each month in which the security is held for the customer's account, within ten days following the end of the month. Because these obligations are burdensome on brokers and
         dealers, many of    them may be reluctant to participate in
         transactions involving Cross Genetic stock.

        STRIKEOUT LEGAL PROCEEDINGS REPLACED WITH Legal Proceedings

    STRIKEOUT The Company REPLACED WITH Cross Genetic is not a party to any legal proceedings. STRIKEOUT The Company REPLACED WITH Cross Genetic is not aware of any legal proceedings involving any director, director nominee, promoter or control person including criminal convictions, pending criminal matters, pending or concluded administrative or civil proceedings limiting one's participation in the securities or banking industries, or findings of securities or commodities law violations.

              STRIKEOUT DIRECTORS, OFFICERS AND KEY PERSONNEL
             REPLACED WITH Directors, Officers and Key Personnel
          STRIKEOUT OF THE COMPANY REPLACED WITH of the Company

         Officers and Directors
         ----------------------
     STRIKEOUT The Company's REPLACED WITH Cross Genetic's executive officers and directors are as follows:

       Name              Age                      Position                      Director Since
---------------------------------------------------------------------------------------------------
   Lino Novielli          37               Director, President and               February 2001
                                           Chief Executive Officer

    Each director serves for a term of one year and is elected at the annual meeting of shareholders. STRIKEOUT The Company's REPLACED WITH Cross Genetic's officers are appointed by the Board of Directors and hold office at the discretion of the Board.

    Lino Novielli. Mr. Novielli has been an investment consultant for over 12 years. He received a Bachelor of Science in economics from York University in Toronto in 1987. From October 1993 through July 2000, Mr. Novielli was an account executive at Gordon-Daly Grenadier Securities, a Toronto-based brokerage firm. His duties involved counseling clients in their investments and facilitating trades on their behalf. While at Gordon-Daly, Mr. Novielli was involved in the investment process of financing set-up, corporate organization, market research, corporate analysis, marketing, management, and sales negotiations. From August 2000 to the present, Mr. Novielli has acted as founder and CEO of Cross Genetic. This new venture is involved in the development and marketing of computer software for the biotechnology industry. Mr. Novielli is a member of The Canadian Securities Institute of Canada.

      STRIKEOUT SECURITY OWNERSHIP OF CERTAIN BENEFIACIAL OWNERS AND MANAGEMENT REPLACED WITH Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as of September 19, 2001, regarding the ownership of STRIKEOUT Common Stock REPLACED WITH common stock by each person known by STRIKEOUT the Company REPLACED WITH Cross Genetic to be the beneficial owner of more than five percent STRIKEOUT the Company's REPLACED WITH Cross Genetic's outstanding STRIKEOUT Common Stock REPLACED WITH common stock.

<CAPITON>

Title of                  Name and Address of                 Amount and  Percentage     Percentage
Class                        Beneficial Owner                 Nature of   of Class       of Class
                                                              Beneficial  (Pre-          (Post-
                                                                Owner     Offering       Offering)

Voting                        UM Tean, Ltd.                   8,000,000            73%        73%
Common                Lino Novielli (Control Person)
                701 North Green Valley Parkway, Suite 200
                                Henderson, NV  89014

Voting                     Fairmount Solutions, Inc.          1,000,000             9%         9%
Common                       Paul Thomson (Control Person)
                   Bank of America Tower, Suite 1340
                             12 Harcourt Road
                            Central Hong Kong

Voting                 Westmount Technologies, Ltd.           1,000,000             9%         9%
Common                Dan Peterson (Control Person)
                           121A, Des Voues Road
                                Hong Kong

                                       6

Voting                    Lynx Enterprises, Ltd.              1,000,000             9%         9%
Common                  Ken Roam (Control Person)
                      12 Harcourt Road, Suite 2403
                                Hong Kong

    Cross Genetic is not aware of any relationship or affiliations between the shareholders listed above. These shareholders own their shares through nominee companies.

                       Security Ownership of Management

    The following table sets forth the ownership of common stock by Cross Genetic's management:


Title of                  Name and Address of                  Amount and      Percentage     Percentage
Class                        Beneficial Owner                   Nature of      of Class       of Class
                                                             Beneficial Owner  (Pre-          (Post-
                                                                               Offering       Offering)
Voting         Lino Novielli, President and Sole Director      8,000,000           73%            73%
Common         701 North Green Valley Parkway, Suite 200
                      Henderson, NV 89014

Voting               TOTAL OFFICERS AND DIRECTORS AS          8,000,000           73%            73%
Common         A GROUP (Lino Novielli is the sole director
                               and officer)



                    STRIKEOUT DESCRIPTION OF SECURITES
                   REPLACED WITH Description of Securities

    STRIKEOUT The Company REPLACED WITH Cross Genetic is authorized to issue 50,000,000 shares of STRIKEOUT Common Stock REPLACED WITH common stock with no par value. The holders of STRIKEOUT Common Stock REPLACED WITH common stock are entitled to one vote per share on all matters to be voted on by the shareholders and to receive ratably dividends when and as declared by the Board of Directors from funds legally available therefor. The company anticipates that any earnings will be retained for use in its business for the foreseeable future. In the event of a liquidation, dissolution or winding up of the STRIKEOUT Company, REPLACED WITH company, holders of STRIKEOUT Common Stock REPLACED WITH common stock are entitled to share ratably in all assets available for distribution to stockholders after payment of all liabilities. There are no preemptive, subscription, redemption or conversion rights relating to the STRIKEOUT Common Stock REPLACED WITH common stock. All outstanding shares of STRIKEOUT Common Stock REPLACED WITH common stock are, and the shares sold by STRIKEOUT the Company REPLACED WITH Cross Genetic in this offering will be, upon issuance and payment therefor, fully paid and non-assessable.
The holders of STRIKEOUT Common Stock REPLACED WITH common stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares can elect all of the directors.

    Cross Genetic is not currently required to deliver an annual report to security holders because it is not a reporting company. Once the registration statement is declared effective by the Securities and Exchange Commission ("SEC") and becomes a reporting company, Cross Genetic will send an annual report including audited financial statements to its shareholders. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The public can access that site at http://www.sec.gov, and review any documents that Cross Genetic does file with the SEC.

                     STRIKEOUT DESCRIPTION OF BUSINESS
      REPLACED WITH Disclosure of Commission Position on Indemnification
                      for Securities Act Liabilities

    Cross Genetic may indemnify a person who is a party to an action, except an action by or in the right of the company, by reason of the fact that he is or was a director, officer, employee or agent of Cross Genetic, or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification covers expenses, judgments, fines and settlement payments incurred by the indemnified person in connection with the action if the person acted in good faith and in a manner believed to be in the best interest of Cross Genetic and had no reasonable cause to believe the conduct was unlawful. Cross Genetic may indemnify a person who was a party to an action in the right of the company to procure a judgment in its favor by reason of the fact that the person was a director, officer, employee or agent of Cross Genetic, or was serving at our request as a director, officer, employee or agent of another enterprise against the aforementioned expenses and costs if the person acted in good faith and in a manner the person reasonably believed to be in the best interest of Cross Genetic. However, Cross Genetic cannot indemnify a person where the person has been adjudged by an appropriate court to be liable to us unless the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity as the court deems proper. To the extent one of our directors, officers, employees or agents is successful on the merits of any of the aforementioned actions, we must indemnify them against expenses incurred in connection with their defense.

    Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          Description of Business

    Cross Genetic Technologies was incorporated on February 5, 2001, in the Commonwealth of Virginia. STRIKEOUT The Company's REPLACED WITH Its objective is to be a leading developer of bio-software utilizing genetic technology. Through future identification of and collaboration with strategic partners, the Company REPLACED WITH Cross Genetic intends to develop software and other computer products incorporating recent genomic discoveries to aid in the research and development of therapeutic products for the treatment of diseases including cancer and cancer-related disorders. Our business will consist solely of developing and marketing computer software. This software will aid our clients in their research for new disease treatments.

    Cross Genetic intends to develop a computer program using existing databases to create a comprehensive STRIKEOUT which will serve as a REPLACED WITH database for the human genome. This STRIKEOUT database is like a generic computer REPLACED WITH database program STRIKEOUT and REPLACED WITH can be created using modified versions of existing software language, so no new versions will be required to run the program. STRIKEOUT with minor modifications. REPLACED WITH Cross Genetic's product will differ, however, from the average database application due to the complexity and sheer volume of data STRIKEOUT to REPLACED WITH managed within the comprehensive database. Our computer program will allow users to effectively manage and search through enormous amounts of data STRIKEOUT in order to REPLACED WITH to provide a comprehensive analysis of STRIKEOUT analyze REPLACED WITH the human genome.

    At the onset, Cross Genetic plans to directly market its computer software and promote it through trade shows, marketing events, and limited advertising in trade journals and publications. Eventually we expect that our future licensees and strategic partners will assist in our marketing efforts. We hope to develop and maintain a large number of biotechnology companies and researchers as customers. However, Cross Genetic may depend on a few major customers until our software product is fully developed and sufficiently marketed. Cross Genetic is not aware of any government approvals required for the development and/or marketing of its software products. Nor are we aware of any governmental regulations, which would effect our business.

         Industry
         --------
    The gene research industry undertakes to map the genetic code of humans in order to better understand and treat disease. The public sector initiative began in 1990 as the Human Genome Project, funded by the federal government and primarily utilized facilities of government and educational institutions. The private sector, identifying the vast potential of gene research in the development of new drugs, has also committed resources to this research. Private companies race to discover potentially valuable proprietary treatments before their competitors. Cross Genetic will market its software to these companies, who will have a need for fast and efficient software to collect and analyze the results of their research.

     A working draft of the entire human genome sequence was announced in June 2000, with analyses published in February 2001. Efforts are currently underway to complete the finished, high-quality sequence with expected completion on or before 2003. With the draft data, researchers are already attempting to derive meaningful knowledge from the DNA sequences to further understand human biology. Creating new drugs, therapies and other treatments will define biological research through the coming decades. As portions of the final sequences are made public, Cross Genetic will issue software updates to ensure clients have the highest quality data available.

Data generated by the Human Genome Project has been deposited into GenBank, a public database freely accessible by anyone with a connection to the Internet. The human genome data are also available on numerous other websites worldwide as well as in scientific periodicals. Human genetic codes are in the public domain to promote research worldwide for the common good. Since 1980, the United States has granted patents for fragments of DNA. It has yet to be determined whether users of larger DNA fragments containing patented material will require licenses for use. These issues impact a relatively tiny fraction of genetic research and often apply to artificially engineered bacteria genes, which do not occur in nature. Cross Genetic will conform to industry practices on the use of genetic data, and will obtain legal advice on patenting and licensing issues as the need arises. Clients who purchase software licenses from Cross Genetic will be paying for the use of the proprietary database tool, not the underlying data.

    An unprecedented amount of data is being generated by genome sequencing projects and other experimental efforts to determine the structure and function of biological molecules. The demands and opportunities for interpreting these data are growing exponentially as the fields of biotechnology, pharmacology and medicine continue to expand and unveil new probablistic models of data based on selective extraction of molecular biological information. This growth is resulting in a separate industry known as bioinformatics. In essence, bioinformatics is the development and application of computer methods for analysis, interpretation, and prediction, as well as for the design of experiments. The industry ties together the fields of biology and computer science by using computer databases to organize and analyze biological data. STRIKEOUT The Company's The Company applies its bioinformatics capabilities, including the use of computers and proprietary software, to process, store and analyze the sequencing and positional cloning data generated by its gene discovery programs. REPLACED WITH We intend to apply our bioinformatics capabilities, including the use of computers and proprietary software, to process, store and analyze the DNA data generated by our genetic search STRIKEOUT discovery These capabilities permit research users to integrate and analyze genetic information from public genomic databases.
STRIKEOUT The Company will use its bioinformatics systems to help clients manage the production and interpretation of multiplex sequence data and compare and screen these data against public and proprietary sequence databases. The Company will continually refine its bioinformatics systems, focusing on four areas: upgrading and standardizing its bioinformatics hardware and software; developing enhanced data management systems; expanding its software engineering capabilities; and expanding its resources in computational molecular biology. These enhancements are expected to result in more effective data management by allowing for higher-throughput sequencing, providing for smooth integration of laboratory automation, supporting more rapid analyses and comparison of genomic data and facilitating the identification of gene targets for the development of therapeutic, vaccine and diagnostic products. As part of its enhancement of its bioinformatics capabilities, the Company will place a significant portion of financial and human resources towards this activity.

STRIKEOUT The Company plans to build on its experience and knowledge in positional cloning and its proprietary multiplex genotyping and multiplex sequencing technologies and bioinformatics capabilities by obtaining exclusive rights to collections of DNA samples from relevant family resources in order to map, identify and characterize genes responsible for selected human diseases. The Company is seeking collaborations with clinicians and academic researchers to obtain these rights. The Company believes that access to these resources will bolster its existing human gene discovery programs and enable it to initiate additional programs directed at human genes associated with significant diseases.

STRIKEOUT The Company plans to seek strategic collaborations with pharmaceutical and biotechnology companies for the development and commercialization of products based on the Company's computer software development. The Company generally expects to exclusively license to its partners all rights to therapeutic products and vaccines developed based on the particular genetic database licensed by the Company. In exchange, the Company expects to receive a combination of up-front license fees, research funding, milestone payments and royalty payments on product sales.

STRIKEOUT In addition to its strategic collaborations with pharmaceutical and biotechnology companies, the Company will actively seek to participate in government sponsored genomics technology research programs. The Company believes that these grants and contracts from the United States government will add to the Company's genomics technology and enable the Company to increase the number and enhance the expertise of its scientific personnel.

                     STRIKEOUT DESCRIPTION OF PROPERTY
The Company does not own any real property nor lease any property. The Company is currently searching for office space in the Northern Virginia area. STRIKEOUT CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS REPLACED WITH programs. These capabilities will permit research institutes and other STRIKEOUT research REPLACED WITH users to integrate and analyze comprehensive genetic information that is obtained from public genomic databases. "Public Genomic Databases" denotes the openly shared genetic information on the human genome created by the Human Genome Initiative. The Human Genome Initiative is a worldwide research effort to analyze the structure of human DNA and determine the location and sequence of the estimated 100,000 human genets. Two prominent sources of the Initiative's findings are the Genome Database at Johns Hopkins University in Baltimore, Maryland established in 1990 and the Bioinformatics Supercomputing Centre formed in the spring of 1999 at the Hospital for Sick Children in Toronto, Canada. Both databases can be freely accessed, without cost, STRIKEOUT for free REPLACED WITH via the STRIKEOUT i REPLACED WITH Internet.

    The human genome is made up of DNA, which has four different chemical building blocks called nucleotides. These are called bases and are abbreviated as A (adenine), G (guanine), C (cytosine), and T (thymine). In the human genome, about 3 billion bases are arranged along the chromosomes in a particular order. One million bases of the DNA sequence data is roughly equivalent to 1 megabyte of computer data storage space. Since the human genome is 3 billion base pairs long, 3 gigabytes of computer data storage space is needed to store the entire genome. In addition to this nucleotide sequence data, storage is also required for annotation by researchers. This presents a challenge to organize these large volumes of information in an efficient and useable way. Cross Genetic's database will be designed to maximize the speed and ease of searching, manipulating and annotating genetic data for research purposes.

    STRIKEOUT "Bioinformatics" is the use of computer database to organize and analyze biological data. The REPLACED WITH Cross Genetic's goal is for its software to assist researchers in deriving useful medical discoveries from the identification and characterization of genes. STRIKEOUT The Company's REPLACED WITH Cross Genetic's commercial gene software strategy will apply technology and bioinformatics capabilities in two principal areas, the discovery and characterization of (1) genes of infectious organisms ("pathogens") that are responsible for many serious diseases and (2) human disease genes. STRIKEOUT The Company REPLACED WITH Cross Genetic believes that genomic discoveries may lead to the development of novel therapeutics, vaccines and diagnostic products by it and its strategic partners.

         Competition
         -----------

    The biotechnology industry is subject to intense competition. Cross Genetic's competitors in the United States and internationally are numerous and include pharmaceutical and biotechnology companies, universities and other research institutions, the United States-funded Human Genome Project and other government-sponsored entities. Additionally, other companies, including large biotechnology companies, have likely begun developing their own database software in-house. Potential competitors may be able to develop technologies that are as effective as, or more effective or easier to use than those Cross Genetic will offer. Competitors' products could render our future products noncompetitive or obsolete. Moreover, many of Cross Genetic's potential competitors have substantially greater financial, marketing, sales, distribution and technological resources than us. Such existing and potential competitors may also enjoy substantial advantages in terms of research and development expertise, manufacturing efficiency, name recognition, sales and marketing expertise and distribution channels. We may be unable to compete successfully against current or future competitors.

    Cross Genetic believes that its ability to compete is dependent, in part, upon its ability to create and maintain advanced technology, the speed with which it can develop and update its software and its ability to attract and retain qualified personnel. To effectively compete, Cross Genetic will also need to seek patent protection for its software products and secure sufficient capital resources for the expected eighteen-month time period between technological conception and commercial sales of the software.

                  STRIKEOUT Current Status of the Company
                               -----------------------------

    Cross Genetic is currently in its development stage. Upon receiving adequate financing, we plan to initiate an in-house research and development facility. We will assemble a scientific staff with a variety of complementary skills in a broad base of advanced research technologies, including oncology, immunology, cell biology and protein and synthetic chemistry. Cross Genetic will also recruit a staff of technical and professional employees to carry out the manufacturing of beta trial software. Currently, we have no employees.

    STRIKEOUT After Cross Genetic brings its products to market, the Company will seek to form strategic partnerships. We first need to develop a client base, from which strategic partnerships can be cultivated. Then, established clients who possess proprietary data or methodology will be approached to license these assets to other research facilities through our software. Profits from the sale of these licenses would be shared between Cross Genetic and the contributing client. Cross Genetic's customer base will consist primarily of medical researchers at pharmaceutical and biotechnology companies throughout the United States and abroad.
              STRIKEOUT MANAGEMENT'S DISCUDDION AND ANALYSIS
                       REPLACED WITH Plan of Operations

    This STRIKEOUT Prospectus REPLACED WITH prospectus contains forward -looking representations that involve certain risks and uncertainties. STRIKEOUT The Company's REPLACED WITH Cross Genetic's actual results could differ materially from the results discussed in the forward-looking representations.

    STRIKEOUT The Company REPLACED WITH Cross Genetic is a development stage company and will engage in the business of developing and marketing computer software. STRIKEOUT We have not yet taken many affirmative steps to develop our software. REPLACED WITH The Company remains in the early stages of collecting and entering genomic data that will be manipulated and implemented in the final biotechnological software product. STRIKEOUT the Company will REPLACED WITH Cross Genetic STRIKEOUT plans REPLACED WITH has secured office space in Fountain Square Center, 11921 Freedom

Drive, suite 550, Reston, Virginia, 20190. It STRIKEOUT and REPLACED WITH plans to obtain hardware, and hire software technicians STRIKEOUT and REPLACED WITH to begin researching and creating its software. After the registration process, we will have $124,662.40 STRIKEOUT We have $150, 400 REPLACED WITH in funds remaining from the STRIKEOUT received from the REPLACED WITH private placement offering which management believes is sufficient STRIKEOUT for its current plan in the short term of eighteen months, but expects that it may be necessary to raise additional funds after that time period. We plan to use this money REPLACED WITH to finance the initial development of our software, STRIKEOUT for REPLACED WITH preliminary working capital, and other general corporate purposes. Cross Genetic intends to maintain a conservative approach towards spending in the early development stages of the company. During the first twelve months of operation, the company plans to seek STRIKEOUT finance its initial operations with REPLACED WITH a combination of equity and debt financing and it will aggressively pursue any research grants and tax incentives for which it may be eligible in order to further finance the final development and production stages.

    STRIKEOUT The following information is qualified in its entirety by the more detailed information appearing elsewhere in the prospectus. REPLACED WITH Cross Genetic has established its main office in Reston, Virginia and intends to hire an office manager to handle administrative office matters. In its first sixth months of operations, STRIKEOUT Cross Genetic plans to establish its main office in Reston, Virginia and hire an office manager. We REPLACED WITH we intend to secure debt financing and submit applications for research grants from the government. Additionally, during this time period, in order to maintain its conservative spending approach, Cross Genetic STRIKEOUT will acquire REPLACED WITH intends to lease office furniture and equipment and hire a head research and development employee. Cross Genetic will also STRIKEOUT acquire REPLACED WITH lease necessary computer equipment and software, engage a technical support subcontractor, and begin to develop the early planning stages of its marketing campaign by STRIKEOUT We will begin REPLACED WITH attending trade shows STRIKEOUT and markets REPLACED WITH in order to meet potential clients and assess our competition.

    During the first twelve months of operations, Cross Genetic intends to hire STRIKEOUT four REPLACED WITH up to two additional research and development employees STRIKEOUT and two general office staff. We will create our REPLACED WITH (in addition to the head research and development employee and the technical support subcontractor) if necessary, and as the budget permits, in order to assist in the creation of our database model and load raw genome data into the computer model. Cross Genetic intends to refine the user interface for ease of use (i.e., providing online user assistance via the F1 key on the user's computer key pad, creating an easy to use pull down menu, providing easy ability to switch views of the detail and summary data, and implement short cuts to reduce the number of key strokes, in general) and test the software with sample data. We expect to launch our marketing campaign and exhibit our products at trade shows and other STRIKEOUT markets REPLACED WITH venues. Within eighteen months after beginning operations, Cross Genetic will refine its software based on numerous tests. We will perform prospective client trials and refine our software based on these trials.

    Our goal is to generate our first sales orders within eighteen months.
The steps to developing Cross Genetic's software are as follows: Initially, we will hire a head research and development employee, acquire computer equipment and software, engage a technical support subcontractor, and design a software development plan based on the needs of clients that will be efficient, quick and easy to use. During the next six months, Cross Genetic will hire STRIKEOUT four REPLACED WITH additional research and development employees STRIKEOUT and several general office staff REPLACED WITH as permitted by the budget, create its database model and load raw genome data into the computer model. We will also refine the software user interface for ease of use and test the software with sample data. For the ensuing six months, Cross Genetic will rigorously test and refine its software and perform prospective client trials until its software is ready for distribution.

    Management expects that in order to successfully achieve the development of its software after the first STRIKEOUT eighteen REPLACED WITH twelve months, Cross Genetic will require an additional $200,000 to $400,000 in funding. The ability to secure financing in the $200,000 range will be sufficient to fully develop and implement the software, whereas the additional money would be used, as secured, to more aggressively pursue our marketing campaign. Cross Genetic will seek to obtain these funds from future offerings, loans from commercial banks, grants from government agencies, or some combination of these sources. We would use these additional funds for refinement of our software and increased marketing of our product.

    The development of a successful software product is conditional upon the continued free availability of raw genome data, computer software and hardware that can handle the large data storage and processing capacities required, adequate data security and backup to protect Cross Genetic from computer piracy, and key programming personnel capable of developing new systems and modifying existing systems effectively.

    Cross Genetic plans to continually refine its software to keep pace with new technology and research methods. Once we have clients, we will foster alliances with them and with other data suppliers for a potential data licensing business. STRIKEOUT The Company and its collaborators are attempting to develop REPLACED WITH We intend to collaborate with other companies and organizations that will use its software to assist their research. Such research may lead to development of new stronger antibiotics which may treat diseases for which existing therapies are deficient. In the past decade, a growing number of infections have been caused by pathogens that are becoming resistant to an increasing number of currently available antibiotics.
STRIKEOUT The Company believes its software enhances REPLACED WITH Cross Genetic believes that it will be able to create software that will streamline gene research. With accelerating research, our clients will be more likely to develop commercially viable drugs ahead of their competitors.

    The Company's REPLACED WITH Cross Genetic's gene software development strategy STRIKEOUT also involves REPLACED WITH will also involve the identification and characterization of human genes that are responsible for many serious diseases. STRIKEOUT The Company REPLACED WITH The identification of specific human genes may provide important insights into the cause of certain diseases and facilitate the development of highly specific therapeutic and diagnostic products.

     Our clients will use our software to organize and analyze gene research data. The software will be able to manage and compare data produced in-house by the client as well as data that is publicly available. Cross Genetic plans to continually refine these bioinformatics systems, focusing on four areas: upgrading and standardizing its bioinformatics hardware and software; developing enhanced data management systems; expanding its software engineering capabilities; and expanding its resources in computational molecular biology. Cross Genetic expects that these enhancements may result in more effective data management by providing for smooth integration of laboratory automation, supporting more rapid analyses and comparison of genomic data and facilitating the identification of gene targets for the development of therapeutic, vaccine and diagnostic products. As part of its enhancement of its bioinformatics capabilities, Cross Genetic will place a significant portion of financial and human resources towards this activity.

    After Cross Genetic brings its products to market, the Company will seek to form strategic partnerships. We first need to develop a client base, from which strategic partnerships can be cultivated. Then, established clients who possess proprietary data or methodology will be approached to license these assets to other research facilities through our software. Profits from the sale of these licenses would be shared between Cross Genetic and the contributing client. Cross Genetic's customer base will consist primarily of medical researchers at pharmaceutical and biotechnology companies throughout the United States and abroad, who will use the software to access a comprehensive genomic database for the purposes of genetic research and discoveries.

    As Cross Genetic develops functional software, there will be a potential for us to enter into licensing agreements with companies that hold rights to specific research data. Cross Genetic could offer this proprietary data to clients with the software for an additional fee. Clients may find it more attractive to purchase specific data rather than attempting to generate it in-house. We are seeking collaborations with clinicians and academic researchers to obtain these rights, and believe that access to these resources will bolster our human gene discovery software programs and enable us to initiate additional software programs that are directed at human genes associated with significant diseases.

    Cross Genetic plans to seek strategic collaborations with pharmaceutical and biotechnology companies for the development and commercialization of products based on Cross Genetic's computer software development. The company generally expects to license all rights to therapeutic products and vaccines developed based on the particular genetic database licensed by Cross
Genetic.

In exchange, Cross Genetic expects to receive a combination of up-front license fees, research funding, milestone payments and royalty payments on product sales.

    In addition to our strategy of forming collaborations with pharmaceutical and biotechnology companies, we will actively seek to participate in government sponsored genomics technology research programs. Obtaining these grants and contracts from the United States government will add to Cross Genetic's genomics technology and enable the company to increase the number and enhance the expertise of its scientific personnel.

    Cross Genetic's current business plan does not require additional offerings for the company to STRIKEOUT be REPLACED WITH remain viable. If Cross Genetic is unsuccessful in raising additional funding, operations could be scaled back to a limited degree. Rent costs could be reduced by having employees work from home during the development phase, and all equipment could be leased until cash flow allows for their purchase. Management estimates that a shortfall of twenty percent (20%) of the required cash could result in a slower development of Cross Genetic's product, likely making us uncompetitive. Although we believe the current funds are sufficient, it is possible that Cross Genetic may be unable to continue operations and fully develop the proposed biotechnological software product if we are unable to raise additional funding to meet growing expenses.

                      Long Term Goals of the Company

    Cross Genetic is currently in its development stage. The Company's long-term goals include initiating an in-house research and development facility.
We will assemble a scientific staff with a variety of complementary skills in a broad base of advanced research technologies, including oncology, immunology, cell biology and protein and synthetic chemistry. Cross Genetic will also recruit a staff of technical and professional employees to carry out the manufacturing of beta trial software.

                          Description of Property

    Cross Genetic does not currently own any real property. We lease office space located at 11921 Freedom Drive, Suite 550, Reston, Virginia 20190. The rent is approximately $1,300 per month.

              Certain Relationships and Related Transactions

    Family Relationships. There are no family relationships among directors, executive officers or persons nominated or chosen by STRIKEOUT the Company REPLACED WITH Cross Genetic to become officers or executive officers.

    Mr. Lino Novielli is the sole promoter. Through his nominee company, UM Tean Ltd.,, a Nevada corporation, he provided the initial capitalization of $20,000 to Cross Genetic in exchange for 8,000,000 shares at a price of $0.0025 per share. UM Tean is the parent company of Cross Genetic and owns seventy three percent (73%) of its common stock. Um Tean was formed on February 14, 2000 with the sole purpose of investing in and developing new ventures and has never been engaged in the development of biotechnology software. Mr. Novielli is the sole shareholder of Um Tean.

              STRIKEOUT MARKET FOR COMMON EQUITY AND RELATED
             STOCKHOLDER MATTERS REPLACED WITH Market for Common
                    Equity and Related Stockholder Matters

    There is currently no public trading market for STRIKEOUT the Company's stock. The Company REPLACED WITH Cross Genetic's stock. There are no outstanding options or warrants to purchase, or securities convertible into, common equity of Cross Genetic. STRIKEOUT As of the date of this prospectus, there are fifty-eight (58) holders of record of Cross Genetic's common stock. REPLACED WITH Cross Genetic has never paid dividends on its common stock and plans to retain earnings for the foreseeable future to fund STRIKEOUT the Company's REPLACED WITH its operations.

                     STRIKEOUT EXECUTIVE COMPENSATION
                    REPLACED WITH Executive Compensations

    The chart below sets forth the compensation of the key executives.

                                                                                     Long Term Compensation
----------------------------------------------------------------------------------------------------------------------------
                                       Annual Compensation                       Awards                     Payouts
----------------------------------------------------------------------------------------------------------------------------
Name                  Year     Salary     Bonus  Other Annual        Restricted     Securities &   LTIP      All
and Principal                                    Compensation        Stocks         Underlying     Payouts   Other
Position                                                             Awards         Options/ Sars            Compensation
                                                                                    (#)
----------------------------------------------------------------------------------------------------------------------------
Lino Novielli
President and
Chief Executive
Officer               2001       $0        $0          $0               $0              $0          $0           $0

Retirement Plan
---------------

    The Company REPLACED WITH Cross Genetic does not have a retirement plan at present, but intends to implement one once the STRIKEOUT Company REPLACED WITH company becomes profitable.

Employment Contracts, Termination of Employment,
   ------------------------------------------------
   and Change in Control Agreements
--------------------------------

    At present, STRIKEOUT the Company REPLACED WITH Cross Genetic has no employment contract with any of its employees.

Compensation Committee Interlocks and Insider Participation
   -----------------------------------------------------------

    STRIKEOUT The Company REPLACED WITH Cross Genetic has no compensation committee; rather, STRIKEOUT the Company's REPLACED WITH Cross Genetic's
Board of Directors performs the functions that would otherwise be performed by a compensation committee.


            Special Note Regarding Forward-Looking Information

    Except for historical information, the information in this prospectus contains forward-looking statements about our expected future business and performance. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seek," and "estimates," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those express, implied or forecasted in the forward-looking statements. In addition, the forward-looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus.

    The securities offered hereby are speculative in nature and involve a high degree of risk. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, prospective investors should consider carefully the following risk factors in evaluating Cross Genetic, our business prospects and an investment in our shares of common stock.




                       STRIKEOUT FINACIAL STATEMENTS
                      REPLACED WITH Financial Statements

INDEPENDENT ACCOUNTANTS.    The financial statements of STRIKEOUT The Company
-----------------------
REPLACED WITH Cross Genetic as of February 6, 2001, have been audited by Stokes & Company, independent accountants, as set forth in their report, dated February 6, 2001. Stokes & Company is located at 1275 K Street, N.W., Suite 1201, Washington, D.C. 20005, (202) 289-4700. STRIKEOUT For the two most recent fiscal years or any later interim period the REPLACED WITH The principal independent accountant has not resigned (or declined to stand for reelection) or been dismissed since the Company's date of inception.


 The following financial statements for STRIKEOUT the Company REPLACED WITH Cross Genetic are below as follows:

     i. Cross Genetic Technologies, Inc. Audited Financial Statements, February 6, 2001
     ii. Cross Genetic Technologies, Inc. Compiled Financial Statements, May 31, 2001

INDEPENDENT AUDITOR'S REPORT
Board of Directors and Stockholders
Cross Genetic Technologies, Inc.


We have audited the accompanying balance sheet of Cross Genetic Technologies, Inc. (a development stage enterprise) as of February 6, 2001 and the related statements of operations and retained deficit and cash flows for the period from inception (February 5, 2001) to February 6, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cross Genetic Technologies, Inc. as of February 6, 2001, and the results of its operations and cash flows for the initial period then ended, in conformity with generally accepted accounting principles.


STOKES & COMPANY, P.C.

February 6, 2001

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Balance Sheet
 February 6, 2001

 ASSETS                                                                   $            -
                                                                        ===================


 LIABILITIES                                                                           -
                                                                        -------------------


 STOCKHOLDER'S EQUITY

    Common stock, no par value; 50,000,000 shares authorized;
        8,000,000 shares issued and outstanding (note C)                  $   20,000

    Deficit accumulated during development stage (note B)                        (20,000)
                                                                        -------------------

        Total stockholder's equity                                                     -
                                                                        -------------------

        Total liabilities and stockholder's equity                        $            -
                                                                        ===================

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Statement of Operations and Retained Deficit
 From Inception (February 5, 2001) to February 6, 2001



 REVENUE                                                                  $            -


 Organization and start-up costs (note B)                                          20,000
                                                                        -------------------

                        NET LOSS                                                  (20,000)

 RETAINED EARNINGS at beginning of period                                              -
                                                                        -------------------

 Deficit accumulated during development stage (note B)                    $       (20,000)
                                                                        ===================

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Statement of Cash Flows
 From Inception (February 5, 2001) to February 6, 2001



 CASH FLOWS FROM OPERATING ACTIVITIES (note C)                            $            -
                                                                        -------------------


 CASH FLOWS FROM INVESTING ACTIVITIES                                                  -
                                                                        -------------------


 CASH FLOWS FROM FINANCING ACTIVITIES (note C)                                         -
                                                                        -------------------


         NET INCREASE (DECREASE) IN CASH                                               -

 CASH at beginning of period                                                           -
                                                                        -------------------

 CASH at end of period                                                    $            -
                                                                        -------------------

 RECONCILIATION OF NET LOSS
    TO NET CASH USED BY OPERATING ACTIVITIES
 Net loss                                                                 $       (20,000)
 Issuance of Common Stock in lieu of cash (note C)                                 20,000
                                                                        -------------------

          NET CASH USED BY OPERATING ACTIVITIES                           $            -
                                                                        ===================

Cross Genetic Technologies, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
From Inception (February 5, 2001) to February 6, 2001


NOTE A - NATURE OF ORGANIZATION

Cross Genetic Technologies, Inc., "the Company," is a wholly owned subsidiary of UM Tean, Ltd., and is organized and incorporated under the laws of the State of Virginia. The Company is a development stage, biotechnology software enterprise headquartered in Reston, Virginia. The Company intends to develop software and other computer products incorporating recent genomic discoveries to assist medical researchers in identifying gene targets for the development of novel therapeutic, vaccine, and diagnostic products. Um Tean, Ltd. is a Nevada corporation that was incorporated in 2000 solely as a holding company for future biotechnology software ventures and has had no other activities or operations to date.

NOTE  B - ACCOUNTING METHOD FOR START-UP ACTIVITIES

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (Reporting on the Costs of Start-up Activities), which requires that such costs, as broadly defined in SOP 98-5, be expensed as incurred. The Statement is effective for years beginning after December 15, 1998. The Company has adopted SOP 98-5. At February 6, 2001, the Company had $20,000 of organization and start-up costs which, accordingly, it has expensed. The Company's fiscal year ends December 31, 2001.

NOTE C - ISSUANCE OF COMMON STOCK AS PAYMENT FOR COSTS OF FORMATION

On February 6, 2001, the Company issued 8,000,000 shares of Common Stock, valued at $20,000, to its parent corporation as payment for its organization and start-up costs.

                       Cross Genetic Technologies, Inc.
                       (A Development Stage Enterprise)
                             Financial Statements
                     From February 5, 2001 (Inception) to
                                 May 31, 2001

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Balance Sheet
 May 31, 2001

 ASSETS
     Cash                                                                 $     421
     Stock sale receivable (note D)                                         150,400
                                                                        ---------------

         Total assets                                                     $ 150,821
                                                                        ===============


 LIABILITIES
     Officer's loan                                                       $     500
                                                                        ---------------


 STOCKHOLDERS' EQUITY

    Common stock, no par value; 50,000,000 shares authorized;
           11,008,000 shares issued and outstanding (notes C & D)           170,400

    Deficit accumulated during development stage (note B)                      (20,079)
                                                                        ---------------

         Total stockholders' equity                                         150,321
                                                                        ---------------

         Total liabilities and stockholders' equity                       $ 150,821
                                                                        ===============

  See accompanying notes to financial statements

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Statement of Operations and Retained Deficit
 From February 5, 2001 (Inception) to May 31, 2001



 REVENUE                                                                  $       -
                                                                        -------------


EXPENSES
   Organization and start-up costs (note B)                                  20,000
   Check fees and bank service charges                                           79
                                                                        -------------

                                                                             20,079
                                                                        -------------

                   NET LOSS                                                 (20,079)

 RETAINED EARNINGS at beginning of period                                        -
                                                                        -------------

 Deficit accumulated during development stage (note B)                    $ (20,079)
                                                                        =============




See accompanying notes to financial statements

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Statement of Cash Flows
 From February 5, 2001 (Inception) to May 31, 2001



 CASH FLOWS FROM OPERATING ACTIVITIES                                     $     (79)
                                                                        -------------


 CASH FLOWS FROM INVESTING ACTIVITIES                                            -
                                                                        -------------


 CASH FLOWS FROM FINANCING ACTIVITIES                                           500


         NET INCREASE (DECREASE) IN CASH                                         -

 CASH at beginning of period                                                     -
                                                                        -------------

 CASH at end of period                                                    $     421
                                                                        =============


 RECONCILIATION OF NET LOSS
   TO NET CASH USED BY OPERATING ACTIVITIES

 Net loss                                                                 $ (20,079)
 Issuance of Common Stock in lieu of cash (note C)                           20,000
                                                                        -------------

          NET CASH USED BY OPERATING ACTIVITIES                           $     (79)
                                                                        =============



See accompanying notes to financial statements

Cross Genetic Technologies, Inc.
(A Development Stage Enterprise)
Notes to Compiled Financial Statements
From February 5, 2001 (Inception) to May 31, 2001


NOTE A - NATURE OF ORGANIZATION

Cross Genetic Technologies, Inc., "the Company," is a wholly owned subsidiary of UM Tean, Ltd., and is organized and incorporated under the laws of the State of Virginia. The Company is a development stage, biotechnology software enterprise headquartered in Reston, Virginia. The Company intends to develop software and other computer products incorporating recent genomic discoveries to assist medical researchers in identifying gene targets for the development of novel therapeutic, vaccine, and diagnostic products. Um Tean, Ltd. is a Nevada corporation that was incorporated in 2000 solely as a holding company for future biotechnology software ventures and has had no other activities or operations to date.

NOTE  B - ACCOUNTING METHOD FOR START-UP ACTIVITIES

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (Reporting on the Costs of Start-up Activities), which requires that such costs, as broadly defined in SOP 98-5, be expensed as incurred. The Statement is effective for years beginning after December 15, 1998. The Company has adopted SOP 98-5. At May 31, 2001, the Company had $20,000 of organization and start-up costs which, accordingly, it has expensed. The Company's fiscal year ends December 31, 2001.

NOTE C - ISSUANCE OF COMMON STOCK AS PAYMENT FOR COSTS OF FORMATION

On February 6, 2001, the Company issued 8,000,000 shares of Common Stock, valued at $20,000, to its parent corporation as payment for its organization and start-up costs.

NOTE D - ISSUANCE OF COMMON STOCK IN PRIVATE PLACEMENT OFFERING

On February 26, 2001, the Company tendered a private placement offering of 3,008,000 shares of its common stock at $.05 per share. All subscribed funds were held in escrow pending the close of the offer. The offer was fully subscribed by the end of May 2001 and shares of stock were transferred to the subscribers during May 2001. The escrowed funds were released to the company on June 1 and June 4, 2001. Accordingly, the Company has recorded a receivable of $150,400 pending the release of the escrowed funds.

          STRIKEOUT CHANGES AND DISAGREENMENTS WITH ACCOUNTANTS ON
                     ACCOUNTING AND FIANCIAL DISCLOSURES
       REPLACED WITH Changes in and Disagreements with Accountants on
                     Accounting and Financial Disclosures

There have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                               Dividend Policy

Cross Genetic has not paid any dividends on its common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors intends to follow a policy of retaining earnings, if any, to finance the growth of the company. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.

                          STRIKEOUT LEGAL MATTERS
                         REPLACED WITH Legal Matters

The validity of the STRIKEOUT Common Stock REPLACED WITH common stock being registered hereby will be passed upon for STRIKEOUT the Company REPLACED WITH Cross Genetic by the Law Firm of Larson-Jackson, P.C. 1500 K Street, NW, Suite 900, Washington, D.C. 20005, (202) 408-8180.

-------------------------------------------------------------------------------

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     Virginia's corporate statute, Va. Code Sec.13.1-601 (2001), contains provisions regarding indemnification of officers, directors, employees, and agents. Some of these provisions are discretionary and some are mandatory. Where the person is acting within the scope of employment, the permissive provisions allow the small business issuer to indemnify a person in an action or proceeding except an action by right of the small business issuer. The indemnification may cover reasonable expenses incurred in connection with the proceeding if the person acted in good faith. Where the action is by right of the small business issuer, the company may indemnify a person who acts in good faith and within the scope of their employment as long as the person has not been adjudged liable to the small business issuer unless the court or similar body determines such indemnification is fair. The statute mandates indemnification of a director, officer, employee or agent of the small business issuer who has succeeded on the merits or otherwise in defense of a proceeding in connection with a matter that falls within the indemnification provisions. In its charter provisions, and bylaws, Cross Genetic has not specifically provided for indemnification of its officers, directors, employees or agents, nor has Cross Genetic entered into contracts or other arrangements that insure or indemnify its controlling persons, directors or officers.

Item 25.  Other expenses of issuance and distribution

    The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby:

         Registration Fee                                  $   137.60
         Estimated Printing Expenses                       $   600.00
         Estimated Legal Fees and Expenses                 $20,000.00
         Estimated Accounting Fees and Expenses            $ 2,500.00
         Estimated Blue Sky Fees and Expenses              $     0.00
         Estimated Transfer Agent Fees and Expenses        $ 1,500.00
         Estimated Misc.                                   $ 1,000.00
         Total                                             $25,737.60

Item 26. Recent sales of unregistered securities.

     The following provides information of all sales of outstanding stock which were not registered under the Securities Act of 1933 during the last three years.

     On February 6, 2001, Cross Genetic issued 8,000,000 shares of common stock to its parent company, Um Tean, in exchange for startup costs totaling approximately $20,000. This transaction was exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), which exempts transactions not involving a public offering. This was a private sale that involved direct contact between the issuer and the offeree. There was no general solicitation or advertising of the offering. Lino Novielli, our president and a director is the beneficial owner of the shares.

    STRIKEOUT The Company REPLACED WITH Cross Genetic sold 3,008,000 shares of its STRIKEOUT Common Stock REPLACED WITH common stock in a private placement offering dated February 26, 2001 for a total of $150,400. The offering was exempt under Category 3 of Regulation S, which allows a company to offer and sell its shares outside the United States without registering the transaction. All fifty-seven purchasers in the offering live outside the United States. Cross Genetic provided each investor with a prospectus. The shares were issued with a limitation on resale stating that the shares could not be sold until a registration statement had been filed and declared effective by the SEC. The offering began on February 26, 2001 and STRIKEOUT concluded on June 30, 2001 REPLACED WITH was fully subscribed on May 1, 2001.

Item 27.  Exhibits.

3.1     Articles of Incorporation
3.2     Bylaws
5       Opinion re: Legality
24.1    Consent of Independent Certified Public Accountants
24.2    Consent of Counsel

Item 28.  Undertakings

The Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Washington, District of Columbia on July 12, 2001.

CROSS GENETIC TECHNOLOGIES,  INC.
By /s/ Lino Novielli

-------------------------------------------------------------------------------
President/ Chief Executive Officer/Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

------------------------------------------------------------------------------------------------------------------------
|Signature                            |Title                                  |Date                                    |
------------------------------------------------------------------------------------------------------------------------
|By /s/ Lino Novielli                 |President and Director, Chief          |September 13, 2001                      |
|Lino Novielli                        |Executive Officer, Chief               |                                        |
|                                     |Financial Officer                      |                                        |
------------------------------------------------------------------------------------------------------------------------